FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“Agreement”) is entered into as of March 1, 2012 (the “Effective Date”), by and among Advanced Beauty Solutions, LLC (“ABS”), a California limited liability company; and CirTran Corporation, a Nevada Corporation (“Judgment Debtor” or “CIRTRAN”); CirTran Beverage, Corp., a Utah corporation (“CirTran Beverage”); CirTran Product Corp., a Utah corporation (“CirTran Products”); CirTran Media Corp., a Utah corporation (“CirTran Media”); and Iehab Hawatmeh, an individual (“Iehab”) (the Judgment Debtor together with CirTran Beverage, CirTran Products, CirTran Media, and Iehab are individually and collectively referred to herein as the “CirTran Parties”).

RECITALS

A. ABS and CIRTRAN entered into a Purchase Agreement dated in or about May 2006 for sale of substantially all of ABS’s assets to CIRTRAN (the “Purchase Agreement”). The Purchase Agreement was approved on June 7, 2006 by the Bankruptcy Court of the Central District of California in the Chapter 11 bankruptcy action filed by ABS entitled In re Advanced Beauty Solutions, LLC, Case No. 1:06-bk-10076-GM (the “Bankruptcy Action”).  Pursuant to the Purchase Agreement, ABS agreed to sell CIRTRAN the following intellectual property:

TRADEMARK REGISTRATIONS

Country	Mark	Date Filed	Date Registered	Serial/Registration Number
United States	True Ceramic Pro	4-9-2004	n/a	78/399698
United States	True Ceramic Pro	4-9-2004	7-1-2008	78/979167
International	True Ceramic Pro	10-13-2004	10-13-2004	0861761

COPYRIGHT REGISTRATIONS

NAME OF WORK	REGISTRATION NO.	REGISTRATION DATE
Advanced Beauty Solutions website and web pages	TX-6-064-955	10/4/2004
Advanced Beauty Solutions brochure and literature	TX-6-064-956	10/4/2004
True Ceramic Pro – Live Ops (TCP5) infomercial and related master tapes	N/A	N/A

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In exchange, CIRTRAN agreed to: (i) make a cash payment in the amount of $1,125,000, (ii) reduce its $2,350,000 allowed general unsecured claim in the Bankruptcy Action by $750,000, leaving Purchaser with an allowed general unsecured claim in the amount of $1,600,000, (iii) the assumption of the Assumed Liabilities, and (iv) obligation to pay Seller $3.00 per True Ceramic Pro flat iron unit (a “Unit”) sold by Purchaser in accordance with Section 2.4(b) of the Purchase Agreement.

B. CIRTRAN delayed making royalty payments and defaulted under its obligations under the Purchase Agreement. On March 9, 2007, ABS filed a first Complaint against CIRTRAN. Thereafter, a settlement was reached and CIRTRAN acknowledged that it owed ABS $130,000 in royalties as of the first quarter of 2007 and agreed to pay ABS weekly payments of $12,500. Based on said agreement, ABS dismissed the First Complaint.

C. After making several payments under the Purchase Agreement that resulted in ABS dismissing the first Complaint, CIRTRAN again and for the third time defaulted under the terms of the Purchase Agreement in December 2007. The third default caused ABS to file a second Complaint on May 29, 2008 in the action entitled Advanced Beauty Solutions, LLC v. CirTran Corporation, Adversary Case No. 1:08-ap-01363-GM (“Adversary Action”).

D. On September 8, 2008, the Bankruptcy Clerk entered CIRTRAN’s default in the Adversary Action. Between October 2008 and December 2008, counsel for ABS and for CIRTRAN discussed settlement. All communications concerning settlement ended in December 2008.

E. On February 24, 2009, ABS filed a Motion for Default Judgment seeking damages against CIRTRAN for the breach of the Purchase Agreement in the amount it was entitled to under the Purchase Agreement, which included $435,000 in minimum royalties as of June 2008 and additional royalties under a Profit Share Obligation until the maximum amount of $4.3 million was reached. In order to calculate the Profit Share Obligation, ABS retained an expert, Richard Nelson, CPA, CVA, to perform a net present value of the expected stream of royalties.

F. On March 17, 2009, judgment was entered in favor of ABS and against CIRTRAN in the amount of $1,808,233.20 in principal, $643.96 in interest, and $3,444.45 in costs (“Adversary Judgment”).

G. On or about July 17, 2009, CIRTRAN moved to set aside the Judgment. The Bankruptcy Court denied CIRTRAN’s motion to set aside the Judgment pursuant to an order entered on September 11, 2009. CIRTRAN then appealed the denial of CIRTRAN motion to set aside the judgment to the California Central District Court but then abandoned the appeal. On November 17, 2009 the District Court dismissed the appeal.

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H. On March 17, 2010, the Bankruptcy Court issued a Turnover Order in favor of ABS ordering CIRTRAN to turn over to ABS its Stock and Membership Interest Certificates. On March 24, 2010, CIRTRAN filed a Motion for Reconsideration, claiming that the Turnover Order exceeded state law statutory authority and claiming that CIRTRAN no longer had possession of the stock certificates. On April 21, 2010, the Bankruptcy Court granted the Motion for Reconsideration in part and denied it in part, by modifying the Turnover Order to direct turnover of the stock certificates to a levy officer rather than to ABS, and denying the request to reconsider the granting of the Turnover Motion.

I. On June 15, 2010, ABS filed an Application for an Assignment Order and Charging Order and related requests to satisfy the Judgment. In the Application, ABS sought an assignment of the original copyrights, trademarks and patents that ABS sold to CIRTRAN. CIRTRAN opposed the application on June 23, 2010 claiming that YA Global Investment L.P. (“YA Global”) had perfected security interests in all CIRTRAN’s assets (the “Senior Liens”). On August 13, 2010, the Court granted the Assignment Application in part and denied it in part, and ordered the assignment of the original copyright registrations but not the assignment of CIRTRAN’s trademarks or patent rights (the “First Assignment Order”). The First Assignment Order also enjoined CIRTRAN from disposing of certain payments from each of its subsidiaries. On September 22, 2010, the Court entered a second Assignment Order (“Second Assignment Order”). In the Second Assignment Order the Bankruptcy Court assigned to ABS CIRTRAN’s interest in payments from all its named subsidiaries including CirTran Products, CirTran Beverage, and CirTran Products. On October 12, 2010, Iehab Hawatmeh, as representative of CirTran, CirTran Beverage, CirTran Media and CirTran Products was personally served with the Assignment Order.

J. On February 22, 2011, CIRTRAN filed a Motion to Declare the Adversary Judgment Fully Satisfied or to Alternatively to Recoup Mutual Debts (Adversary Action Docket Nos. 121-126) (the “Satisfaction Motion”). ABS opposed the Satisfaction Motion.

K. On or about March 3, 2011, ABS filed a Motion for issuance of an Order to Show Cause re: Contempt of CIRTRAN, CirTran Beverage, CirTran Products, CirTran Media and Iehab Hawatmeh. The motion sought civil penalties and damages resulting from the respective parties’ violation of the First and Second Assignment Orders based on certain bank records purportedly establishing that transfers of over $150,000 should have been turned over to ABS pursuant to the two assignment orders. The CirTran Parties and YA Global, CIRTRAN’s secured lender, opposed the Motion for an OSC re: Contempt.

L. On April 13, 2011, the Bankruptcy Court issued an Order to Show Cause Re: Civil Contempt by CIRTRAN, CirTran Beverage, CirTran Products, CirTran Media and Iehab Hawatmeh (“OSC re: Contempt”) (Adversary Action docket No. 147). The Court calendared an evidentiary hearing on the OSC re: Contempt to July 8, 2011. The Bankruptcy Court has continued the OSC re: Contempt several times and it is currently calendared to October 27, 2011.

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M. On April 28, 2011, the Bankruptcy Court entered an order denying CIRTRAN’s Satisfaction Motion and finding ABS to be the prevailing party on the motion.

N. Previously, on or about April 20, 2011, CIRTRAN appealed the Court’s tentative ruling denying CIRTRAN’s Satisfaction Motion initiating the matter entitled Advanced Beauty Solutions, LLC v. CirTran Corporation, in the Bankruptcy Appellate Panel (“BAP”) of the Ninth Circuit Court of Appeal, BAP No.: CC-11-1183 (the “BAP Appeal”). ABS and CIRTRAN have filed their respective appellate briefs and the BAP calendared a hearing on the BAP Appeal on November 16, 2011 at 9:00 a.m.

O. On or about May 13, 2011, ABS filed a Motion for Attorneys’ Fees as the prevailing party on the Satisfaction Motion. On July 11, 2011 the Bankruptcy Court granted the Motion for Attorneys’ Fees in part and awarded ABS $35,450.50 in attorneys’ fees incurred in ABS’s successful defense against CIRTRAN’s Satisfaction Motion (“Attorneys’ Fee Judgment,” together with the Adversary Judgment, are collectively referred to herein as the “Judgments”). On July 22, 2011, YA Global filed a Motion for Entry of an Order Clarifying and Staying Enforcement of the Court’s Attorney Fee Judgment. On August 29, 2011, the Bankruptcy Court entered an order on YA Global’s Motion ordering ABS’s counsel to deposit and hold any funds in its trust account which were provided by CIRTRAN in payment of the Attorney Fee Judgment, and to not disburse any such until December 1, 2011 or after. The August 29, 2011 order further set a due date of December 1, 2011 for YA Global to conduct a foreclosure sale of its secured collateral under its financing arrangements with CIRTRAN or ABS would be authorized to disburse the funds pursuant to its Chapter 11 Plan of Liquidation, confirmed by the Bankruptcy Court on November 7, 2006. The order further provided that if such foreclosure sale was completed, that YA Global would retain its rights to seek turnover of such funds from ABS under YA Global’s financing arrangements with CIRTRAN, and in accordance with the Uniform Commercial Code and other applicable law.  By letter agreement dated October 18, 2011, the disposition of the Collateral scheduled for October 19, 2011, was continued, subject to agreed terms and conditions.  As of the date of this Agreement, YA Global has not sold the Collateral.

P. On or about September 21, 2011, CIRTRAN’s counsel David Tufts of Durham Jones & Pinegar applied to the Bankruptcy Court to withdraw from representation of CIRTRAN. On October 6, 2011 the Bankruptcy Court entered an order granting the withdrawal of CIRTRAN’s counsel.

Q. CIRTRAN has failed to make any voluntary payments on the Adversary Judgment and the Attorneys’ Fees Judgment. CIRTRAN acknowledges that ABS has not waived any of its rights with respect to enforcement of the Adversary Judgment and the Attorneys’ Fees Judgment, and that ABS has not extended, and has no duty to extend, the time for any payment under the respective Judgments.

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R. The CirTran Parties have requested that ABS forbear from exercising its remedies under the Judgments. Although ABS is under no obligation to do so, ABS is willing to forbear from exercising such remedies for the period set forth herein, provided that the CirTran Parties comply with the terms hereof and that the conditions set forth herein are met within the time periods required in this Agreement.

S. On November 7, 2006, the Bankruptcy Court in the Bankruptcy Action entered an order confirming the Debtor’s first amended liquidating Chapter 11 plan “Confirmation Order.”  The Confirmation Order states in relevant part at Page 2, lines 12 through 16 as follows:

IT IS ORDERED that the right to litigate, resolve, and settle any claims of the Estate, including but not limited to, Avoidance Actions, Post-Confirmation Estate Claims and/or objections to claims against the Estate, whether or not the subject of litigation as of the Effective Date, shall be vested solely in the Reorganized Debtor as of the Effective Date, without the necessity of further Court order, and all such actions shall be deemed to be duly authorized.

The liquidating plan, a copy which is attached to the Confirmation Order, further provides in relevant part on page 30, line 18 of the plan as follow:

The right to enforce, litigate, collect, and settle, on behalf of the Estate (at the expense of the Estate), any and all Claims and causes of action which constitute property of the Estate including, but not limited to, any Avoidance Actions, whether or not such Claims or causes of action are the subject of litigation pending as of the Effective Date (collectively, the "Post Confirmation Estate Claims"), shall be vested solely in the Disbursing Agent as of the Effective Date. From and after the Effective Date, the Disbursing Agent shall have the sale right to enforce, file, prosecute, collect, or settle, any Post-Confirmation Estate Claims.

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ABS and CirTran Parties hereby agree as follows:

1. Incorporation of Recitals. Each of the above Recitals is represented to be true and correct and deemed to be the agreement of ABS and the CirTran Parties.

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2. Confirmation of Judgment; No Waiver.

a.
The CirTran Parties hereby acknowledge that the Judgments, except to the extent of any issue now pending before the BAP in the BAP Appeal and proceedings pursuant thereto, are valid and enforceable obligations against CIRTRAN, due and payable in full without defense, set off or counterclaim of any kind. ABS’s entry into this Agreement, acceptance of interest or principal payments, negotiations with the CirTran Parties, or any creditor of CIRTRAN, obtaining an appraisal or conducting other analysis or investigation of the collateral for the Agreement, or any other action or failure to act on the part of ABS shall not constitute a renewal, extension or modification of the Adversary Judgment and the Attorneys’ Fees Judgment or a waiver of ABS’s rights or remedies in connection thereto.

b.
ABS acknowledges that CIRTRAN’s entry into this Agreement; payment of interest, principal, or other amounts; negotiations, communications, or course of dealing with ABS; or any other act or failure to act of CIRTRAN shall not constitute a renewal, extension, or modification of the Judgments or a waiver of CIRTRAN’s rights in connection therewith.

3. Execution; Forms of Agreements; Conditions Precedent.  Contemporaneous with the execution of this Agreement and the delivery thereof to ABS:

a.
The CirTran Parties shall tender to ABS Twenty-Five Thousand Dollars ($25,000), which ABS shall apply towards a reduction of the total amounts owed under the Judgments, and all payments received from the CirTran Parties will be used to first reduce the Attorneys’ Fees Judgment until it is satisfied;

b.
CIRTRAN shall execute and tender to ABS a stipulation to an additional judgment in the form of the stipulated judgment attached hereto as Exhibit A for all attorney fees incurred by ABS in negotiating the Forbearance Agreement to resolve the Adversary Judgment and the Attorneys’ Fee Judgment (the “Stipulation for Judgment”). The additional stipulated judgment shall be filed only after an uncured default of this Agreement by the CirTran Parties.

c.
CIRTRAN shall execute and tender to ABS a Pledge and Security Agreement in the form attached hereto as Exhibit B (“Pledge and Security Agreement”) which Pledge and Security Agreement shall secure the Agreement and shall constitute a lien in favor of ABS on all of the assets of CIRTRAN (the “Junior Lien”), including CIRTRAN’s equity interest in its subsidiaries and various entities.  Concurrently with the execution of the Pledge and Security Agreement, ABS shall enter into a Subordination Agreement with YA Global subordinating the Junior Liens to the Senior Liens (“YA Subordination Agreement”);

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d.
CIRTRAN shall execute and tender to ABS a Trademark Assignment in the form attached hereto as Exhibit C whereby CIRTRAN shall assign the True Ceramic Pro Trademarks, U.S. Registration Nos. 78/979167, 78/399698 and International Registration No. 0861761 to ABS (the “Trademark Agreement”);

e.
CIRTRAN shall execute and tender to ABS a Claim Assignment in the form attached hereto as Exhibit D wherein CIRTRAN shall assign its creditor claim against the estate of ABS to ABS to the extent of the balance due under this Agreement, after adjustment for the value of the intellectual property assigned previously or as provided above (the “Claim Assignment Agreement”). Any distribution on such creditor claim in excess of the permitted amounts due to ABS pursuant to this Agreement shall be paid to CIRTRAN;

f.
Within five business days after the execution of this Agreement, CIRTRAN shall deliver to ABS details of all prior use of the trademark and copyrights, which will include a report showing where the copyrighted infomercial has been displayed and sales volume, by month, of True Ceramic Pro products from June 7, 2006, the date of entry of the order approving the original purchase agreement for the sale to CIRTRAN of the intellectual property assets of ABS, to the Effective Date, the date of the return of the intellectual property assets to ABS from CIRTRAN.  Such data will be provided for information purposes only.  All claims of ABS related to payments for the sales of the trademarked goods under the Purchase Agreement have been fully and finally resolved in the Adversary Action, and no further cause of action, claim for relief, or other remedy will be based thereon. For avoidance of doubt, nothing herein limits, modifies or restricts the full and complete release set forth in Section 9 of this Agreement;

g.
ABS and YA Global shall execute a subordination agreement in the form attached hereto as Exhibit E, wherein ABS shall subordinate its security interests in all of the assets of CIRTRAN (created by the Pledge and Security Agreement described in Section 3(d) above) in favor of the security interests held by YA Global over the same assets.

4. Forbearance; Conditions.  During the period (“Forbearance Period”) commencing on the Effective Date of this Agreement and continuing until the earlier of January 30, 2016 (the “Forbearance Deadline”), or the occurrence of an Event of Default under Section 7 below or the occurrence of the conveyance, transfer, or the sale of the Senior Obligation of YA Global to the CirTran Parties or to any party directly or indirectly owned or controlled by the CirTran Parties, or which is acquiring the Senior Liens in active participation with the CirTran Parties while the CirTran Parties are in default of payment to ABS as set forth herein in paragraph 4(f), ABS agrees to forbear from exercising any judgment enforcement remedies against the CirTran Parties, provided that all of the following conditions are satisfied during the Forbearance Period. The failure to observe any ongoing condition shall constitute a default under this Agreement.

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a.
CIRTRAN will pay ABS, in full satisfaction of the Adversary Judgment and the Attorneys’ Fees Judgment, a total principal amount of One Million Eight Hundred Ten Thousand Dollars ($1,810,000.00) (the “Settlement Amount”) ($1,835,000 less the $25,000 paid at closing), subject to adjustment as provided in Section 4(c) below. CIRTRAN, CirTran Beverage, CirTran Products, and CirTran Media shall only be jointly and severally liable to pay ABS the first $150,840 of the Settlement Amount in resolution of the pending OSC re: contempt for the transfer $150,840 in violation of the Court’s order; only CIRTRAN shall be liable to pay ABS the amounts in excess of $150,840.  The Settlement Amount shall be payable as follows: (i) CIRTRAN and, to the extent of the initial $150,840, CirTran Beverage, CirTran Products, and CirTran Media shall pay ABS $7,500 per month for 46 consecutive months, commencing on March 29, 2012, and continuing on the last day of each month until January 30, 2016, except that in December 2012 CirTran shall pay $15,000 rather than $7,500, and (ii) thereafter, the entire unpaid balance of the Settlement Amount, as finally determined as provided below, shall be due and payable on January 30, 2016.  If any payment date falls on a weekend or legal holiday in the State of California, the payment will be due on the next succeeding business day.

b.
During the Forbearance Period, interest on the Settlement Amount will not accrue if all payments provided herein are timely made. If the CirTran Parties default on their payment obligation under this  Agreement, default interest at the rate of 10% per annum will immediately accrue, which will be calculated from the Effective Date.

c.
The Settlement Amount due under this Agreement shall be reduced by (a) the greater of (i) the amount of credit granted by either the BAP or the Bankruptcy Court to CIRTRAN for the value of the intellectual property previously conveyed to ABS and to be conveyed pursuant to Exhibit C; and (ii) the amount received by ABS for sale of such intellectual property to a third party during the term of this Agreement, whether in a single or series of transactions, provided that if ABS sells less than all of such intellectual property, the value of the portion retained shall be determined by agreement of the parties or, in the absence of agreement, by the Bankruptcy Court; and (b) any distribution to which CIRTRAN would be entitled as a creditor of ABS but for the assignment by CIRTRAN of such creditor claim by the execution and delivery of the Claim Assignment Agreement in the form of Exhibit D. Notwithstanding the foregoing, the Settlement Amount shall never be reduced below $90,000, which shall be payable to ABS during the first 12 months under this Agreement pursuant to Section 4(a) above. Any principal reduction resulting from (a) or (b) above will be applied to the final payment due on January 30, 2016 first, followed by the application to all other payments due under this Agreement in reverse order of maturity.

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d.
The BAP Appeal shall continue to determine, either in such appeal or on remand as the BAP may determine, the amount of credit due CIRTRAN for the conveyance of the copyright intellectual property prior to the Effective Date of this Agreement at issue in the Satisfaction Motion and the amount of credit due CIRTRAN for the conveyance of the trademark intellectual property on the Effective Date of this Agreement. The Parties will agree that the determination of any issue decided by the BAP will be conclusive, and no appeal may be had from such ruling. If the BAP fails to determine the value of the copyrights assigned to ABS or remand the issue to the Bankruptcy Court, the Parties will agree to submit to a judicial determination of the value of all the intellectual property transferred from CIRTRAN to ABS before the Bankruptcy Court. The determination by the Bankruptcy Court of the fair market value of the intellectual property on the date of transfer will be conclusive in the absence of manifest error, and no appeal to such determination will be allowed. Any attorney fees awarded by the court in the BAP Appeal to CirTran shall be added to increase the amount determined by the court to be credited against the Adversary Judgment. Any such fees awarded by the court in the BAP Appeal to ABS shall be added to the balance payable under this Agreement at maturity.

e.
Except for the BAP Appeal and the judicial determination of the fair market value of the intellectual property assets transferred by CIRTRAN to ABS, all litigation and disputes between ABS and its affiliates on the one hand and CIRTRAN and its affiliates on the other, including the pending OSC Re: Contempt proceeding against the CirTran Parties and all other claims, known or unknown and whether or not previously asserted, shall be dismissed, and the foregoing parties have exchanged mutual general releases herein, excepting only obligations arising under the Agreement and the related Pledge and Security Agreement, Assignment Agreement and the BAP Appeal, including any additional attorney fees incurred in prosecuting the BAP Appeal as further provided below.  ABS shall cause the dismissal of the OSC re: Contempt within thirty (30) days following execution of the Agreement.

f.
If the CirTran Parties are in payment default of their payment obligations to ABS under this Agreement, and if YA Global sells, assigns, conveys, or otherwise transfers its Senior Liens to the CirTran Parties, or to any party directly or indirectly owned or controlled by the CirTran Parties, or which is acquiring the Senior Liens in active participation with the CirTran Parties, without requiring such party to first cure the payment defaults under this Agreement, then ABS shall have the right, but not the obligation, to immediately terminate the standstill and/or forbearance provisions set forth in Section 1 of the YA Subordination Agreement and Section 4 of this Agreement and ABS shall be entitled to take all appropriate action to accelerate, demand, collect, or enforce payment of the Settlement Amount, the Adversary Judgment and the Attorney Fee Judgment.  The termination of the standstill/forbearance provisions of Section 4 of this Agreement and Section 1 of the YA Subordination Agreement shall not affect, modify, or alter the other provisions of this Agreement or the YA Subordination Agreement, including, without limitation, the priority of the YA Senior Liens over the Junior Liens and YA Global’s rights in connection with the same, all as set forth in this Agreement. For the avoidance of doubt, an assignment of all or part of the YA Global Senior Liens shall not give ABS any right to terminate the standstill/forbearance provisions of Section 4 of this Agreement and Section 1 of the YA Subordination Agreement, and such provisions will remain in full force and effect, if such assignment is (a) to a subsidiary or affiliate of YA Global or an existing investor in YA Global (determined as of the date hereof), (b) to any party other than the CirTran Parties, or a party directly or indirectly owned or controlled by the CirTran Parties, or who is acquiring the Senior Liens in active participation with the CirTran Parties, or (c) made at a time when there is then no existing payment default under this Agreement.

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5. Bankruptcy Court Approval; Perfection of ABS Security Interest.  Promptly following receipt of the executed Pledge Agreement, ABS shall be free to file in the appropriate public office a financing statement perfecting its security interest under the Security Agreement.  ABS represents and warrants that it has the right to litigate, resolve, and settle any claims of its bankruptcy Estate, including but not limited to, Post-Confirmation Estate Claims; and that such claims are vested solely in it as of November 6, 2007, without the necessity of further Court order, and that its settlement with CirTran as set forth in this Agreement is duly authorized.  It is expressly understood that if Bankruptcy Court approval of this Agreement becomes manifest or is manifest, that (1) ABS shall seek approval of this Agreement in the Bankruptcy Court and provide notice to CirTran of the grounds for the requirement for bankruptcy approval, and (2) this Agreement, the Pledge and Security Agreement, the Trademark Agreement, the Claim Assignment Agreement, and the Stipulation for Judgment shall become void only upon the failure by ABS to receive Bankruptcy Court approval of the Agreement within forty-five days after written notice of the grounds for the requirement of Bankruptcy Court approval is provided to ABS by either CirTran or YA Global or YA Global’s assignee.

6. CirTran Parties Covenants. During the Forbearance Period, the CirTran Parties will do all of the following:

a.	make timely payments to ABS for all amounts due pursuant to this Agreement to the extent of their obligations as set forth in section 4.a.; and

b.	comply with all other requirements of this Agreement.

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7. Events of Default. The occurrence of any of the following events of default (an “Event of Default”) shall be an Event of Default and, if the CirTran Parties do not cure the Event of Default within ten (10) days after issuance of a written notice pursuant to Section 10 k of this Agreement by ABS or its authorized agent that the default be cured, at the option of ABS, ABS shall terminate the forbearance and make all obligations of the CirTran Parties immediately due and payable, all without further demand, presentment or notice, all of which requirements the CirTran Parties hereby waives:

a.	any failure to make a timely payment in accordance with the terms of this Agreement; or

b.
any failure by the CirTran parties to perform or satisfy any of the covenants and conditions of the Agreement or the failure by the CirTran Parties to perform any of the other obligations set forth in this Agreement.

8. Remedies. Upon the occurrence of an uncured Event of Default and at all times thereafter, ABS, without the necessity of obtaining any prior approval of any court, shall be entitled to exercise in respect of any collateral it may hold all rights and remedies of a secured creditor available to it under applicable laws, and ABS shall also be entitled to exercise all rights and remedies available to ABS as a creditor generally, including without limitation all remedies available to ABS under the Adversary Judgment and Attorneys’ Fee Judgment, as well as rights and remedies available to ABS at law or in equity, all subject to the terms, covenants, and conditions of the Subordination Agreement. All such rights and remedies shall be cumulative. No failure or delay on the part of ABS in exercising any power, right or remedy under the Adversary Judgment and Attorneys Fee Judgment shall operate as a waiver thereof, and no single or partial exercise of any such power, right or remedy shall preclude any further exercise thereof or the exercise of any other power, right or remedy.

9. Release.  The CirTran Parties for themselves and their executors, administrators, general partners, limited partners, employees, representatives, shareholders, predecessors, subsidiaries and/or affiliates, parents, heirs, trustees, trustors, beneficiaries, successors-in-interest, transferees, assigns, officers, directors, managers, members, servants, employees, insurers, underwriters, successors, attorneys, and agents and each of them, now and in the future, and all persons acting by, through, under or in concert with them, and each of them, hereby release and discharge ABS and its past, present and future administrators, affiliates, agents, assigns, participants, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, servicers, shareholders, subsidiaries and successors, and each of them, and each of their respective administrators, affiliates, agents, assigns, participants, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them, and all persons acting by, through, under or in concert with ABS, from any and all claims, disputes, demands, damages, debts, liabilities, obligations, expenses, liens, contracts, agreements, causes of action, suits, matters, controversies, claims for attorneys’ fees, costs, incidental expenses, increased overhead, emotional distress damages, consequential damages, punitive damages, and interest existing on or at any time prior to the Effective Date of this Agreement by all parties hereto, of whatever nature, character, or description, whether in law, in equity, or otherwise, whether known or unknown, asserted or unasserted, fixed, liquidated or contingent, anticipated or unanticipated, known or unknown, suspected or unsuspected, that it may have or claim to have against any and all of them, for or because of any matter or thing done, omitted, or suffered to be done by any of the other parties prior to and including the Effective Date arising from, out of, or in any way connected with all agreements, business, transactions, prior negotiations, courses of dealing, representations, expectations, agreements, arrangements, or transactions between the parties, including any matter or thing done, omitted, or suffered to be done or statement or omission by any party, including any matter arising out of, related to or in any way connected to any judgment enforcement related to the Adversary Judgment and the Attorney Fees Judgment, excepting only the obligations arising under this Agreement and the related Pledge and Security Agreement, Assignment Agreement, Subordination Agreement and the BAP Appeal, including any additional attorney fees incurred in prosecuting the BAP Appeal as awarded by the court.

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ABS for itself and its executors, administrators, general partners, limited partners, employees, representatives, shareholders, predecessors, subsidiaries and/or affiliates, parents, heirs, trustees, trustors, beneficiaries, successors-in-interest, transferees, assigns, officers, directors, managers, members, servants, employees, insurers, underwriters, successors, attorneys, and agents and each of them, now and in the future, and all persons acting by, through, under or in concert with them, and each of them, hereby release and discharge the CirTran Parties and their past, present and future administrators, affiliates, agents, assigns, participants, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, servicers, shareholders, subsidiaries and successors, and each of them, and each of their respective administrators, affiliates, agents, assigns, participants, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them, and all persons acting by, through, under or in concert with the CirTran Parties, from any and all claims, disputes, demands, damages, debts, liabilities, obligations, expenses, liens, contracts, agreements, causes of action, suits, matters, controversies, claims for attorneys’ fees, costs, incidental expenses, increased overhead, emotional distress damages, consequential damages, punitive damages, and interest existing on, or at any time prior to the Effective Date of this Agreement by all parties hereto, of whatever nature, character or description, whether in law, in equity or otherwise, whether known or unknown, asserted or unasserted, fixed, liquidated or contingent, anticipated or unanticipated, known or unknown, suspected or unsuspected, that it may have or claim to have against any and all of them, for or because of any matter or thing done, omitted, or suffered to be done by any of the other parties prior to and including the Effective Date arising from, out of, or in any way connected with all agreements, business, transactions, prior negotiations, courses of dealing, representations, expectations, agreements, arrangements, or transactions between the parties, including any matter or thing done, omitted, or suffered to be done  or statement or omission by any party, including any matter arising out of, related to or in any way connected to any judgment enforcement related to the Adversary Judgment and the Attorney Fees Judgment, excepting only the obligations arising under the Agreement and the related Pledge and Security Agreement, Assignment Agreement, Subordination Agreement and the BAP Appeal, including any additional attorney fees incurred in prosecuting the BAP Appeal as awarded by the court.

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ABS and the CirTran Parties acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

ABS and the CirTran Parties waive and relinquish any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or non-statutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits. In connection with such waiver and relinquishment, ABS and the CirTran Parties acknowledge that it is aware that it or its attorneys or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of the foregoing release or with respect to ABS and the CirTran Parties, but that ABS and the CirTran Parties intend hereby fully, finally and forever to release all of the claims, known or unknown, suspected or unsuspected, which now exist or may exist hereafter by ABS and the CirTran Parties against each other, except as otherwise expressly provided in the foregoing release. This release shall be and remain in effect notwithstanding the discovery or existence of any such additional or different fact.

10. Miscellaneous.

a.
Agreement to Cooperate. All the parties hereto agree to and will cooperate fully with each other in the performance of this Agreement, including without limitation executing any additional documents reasonably necessary to the full performance of this Agreement.

b.
Limitation on Relationship. This Agreement shall not be deemed or construed to create a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a debtor-creditor relationship between ABS or any of the CirTran Parties on the one hand and ABS on the other hand.

c.	Integration. This Agreement incorporates all negotiations of the parties hereto and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

Forbearance Agreement ABS (Final).doc	13

d.
Severability. If any provision of this Agreement is held illegal or unenforceable in a judicial proceeding, such provision shall be severed and shall be inoperative, and, provided that the fundamental terms and conditions of this Agreement (including, without limitation, the exhibits executed and delivered pursuant to Section 3, Section 4 Forbearance Agreement and the related Subordination Agreement, Section 5 Bankruptcy Court Approval; Perfection of ABS Security Interest, Section 7 Events of Default and Section 9 Release remain legal and enforceable, the remainder of this Agreement shall remain operative and binding on the Parties.

e.
Reversal of Payments. If ABS receives any payments or proceeds of collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver, subordinate lender, stop notice claimant, lienholder, or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reserved and continue as if such payments or proceeds had not been received by ABS.

f.	Modification. This Agreement may not be amended, waived or modified in any manner without the written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

g.
Reimbursement. Without limiting CIRTRAN’s obligations under the Adversary Judgment and Attorneys Fee Judgment, the CirTran Parties agrees to reimburse ABS for all costs and expenses, including without limitation reasonable attorneys’ fees, expended or incurred by ABS in connection with (i) the amendment and enforcement of this Agreement, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to ABS’s rights, remedies and obligations under this Agreement, (ii) collecting any sum which becomes due ABS under this Agreement, (iii) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, (iv) the protection, preservation or enforcement of any rights or remedies of ABS or any of ABS’s collateral for the Agreement, or (v) appraisals, title reports, title or other insurance, or investigation or analysis of or relating to the collateral for the Agreement.

h.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

i.	Section Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Forbearance Agreement ABS (Final).doc	14

j.	Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

k.
Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, or (ii) express overnight delivery service and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day following the date of deposit with the delivery service, if delivered by express overnight delivery service. Notices shall be provided to the parties and addresses specified below or to such other address as the CirTran Parties  or ABS, as the case may be, shall in like manner designate in writing:

To the CirTran Parties:

Attn: Iehab Hawatmeh
4125 S. 6000 W.
West Valley City, Utah 84128

To ABS:

Leonard Shulman
8105 Irvine Center Drive, Suite 600
Irvine, California 92618

l.
Authorization. The individual executing this Agreement on behalf of the CirTran Parties represents and warrants that he has full corporate power and authority to execute this Agreement and to create binding obligations of the CirTran Parties enforceable in accordance with the terms hereof.

m.	Legal Counsel Representation. The CirTran Parties represent that they have been provided an opportunity to seek legal representation in connection with this Agreement.

Forbearance Agreement ABS (Final).doc	15

IN WITNESS WHEREOF, ABS and the CirTran Parties have executed this Agreement as of the date set forth in the preamble.

JUDGMENT CREDITOR:

Advanced Beauty Solutions, LLC, a California limited liability company

By: /s/ Jason Dodo
Name: Jason Dodo
Title: Manager

CIRTRAN PARTIES:

CirTran Corporation, a Nevada corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: Chief Executive Officer

CirTran Beverage Corp., a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: Chief Executive Officer

CirTran Products Corp., a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: Chief Executive Officer

CirTran Media Corp., a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh

/s/ Iehab Hawatmeh
Iehab Hawatmeh, an individual

Forbearance Agreement ABS (Final).doc	16

CONDITIONAL GUARANTY

Iehab Hawatmeh hereby unconditionally, absolutely, and irrevocably guarantees to ABS the full payment of the first $150,840 of the amount owing by CIRTRAN to ABS under the foregoing Forbearance Agreement, provided, however, that the right of ABS to enforce this guaranty shall be conditioned upon the occurrence, while Hawatmeh is an officer or director of the any of the CirTran Parties, of fraud, intentional misrepresentation or material omission, and/or willful misconduct on the part of any of the CirTran Parties and/or Hawatmeh, including, without limitation, misrepresentations, acts or omissions in connection with this guaranty or the Forbearance Agreement, or any of the transactions evidenced thereby or related thereto (it being acknowledged and agreed that mere nonpayment or simple covenant defaults under such Forbearance Agreement, shall not on their own constitute willful misconduct). The guaranty set forth herein shall automatically terminate upon the payment of $150,840 under such Forbearance Agreement.

/s/ Iehab Hawatmeh
Iehab Hawatmeh, an individual

Forbearance Agreement ABS (Final).doc	17

Exhibit A

James C. Bastian, Jr. – Bar No. 175415
Samuel J. Romero – Bar No. 232824
SHULMAN HODGES & BASTIAN LLP
8105 Irvine Center Drive, Suite 600
Irvine, California  92618
Telephone: (949) 340-3400
Facsimile: (949) 340-3000

General Counsel for the Reorganized Debtor
Advanced Beauty Solutions, LLC, a California limited liability company

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA, SAN FERNANDO VALLEY DIVISION

In re	Case No. 1:06-bk-10076 GM

ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company,	Chapter 11
Debtor.	Adv. No. 1:08-ap-01363-GM

ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company,	STIPULATION FOR ENTRY OF JUDGMENT BETWEEN ADVANCED BEAUTY SOLUTIONS, LLC AND CIRTRAN CORPORATION
Plaintiff,

v.

CIRTRAN CORPORATION., a Nevada Corporation,
Defendant.

TO THE HONORABLE GERALDINE MUND, UNITED STATES BANKRUPTCY JUDGE, AND ALL OTHER INTERESTED PARTIES AND THEIR COUNSEL OF RECORD:

Reorganized Debtor Advanced Beauty Solutions, LLC (“ABS”) and CirTran Corporation (“CirTran”), by and through their respective counsel, hereby agree and stipulate based on the following recitals:

STIPULATION FOR ENTRY OF JUDGMENT

I.  RECITALS

A.           ABS and CirTran entered into a Purchase Agreement dated in or about May 2006 for sale of substantially all of ABS’s assets to CirTran.  The Purchase Agreement was approved on June 7, 2006 by the Bankruptcy Court of the Central District of California in the Chapter 11 bankruptcy action filed by ABS entitled In re Advanced Beauty Solutions, LLC, Case No. 1:06-bk-10076-GM (the “Bankruptcy Action”).  Pursuant to the Purchase Agreement, ABS agreed to sell CirTran the following intellectual property:

TRADEMARK REGISTRATIONS

Country	Mark	Date Filed	Date Registered	Serial/Registration Number
United States	True Ceramic Pro	4-9-2004	n/a	78/399698
International	True Ceramic Pro	10-13-2004	10-13-2004	0861761

COPYRIGHT REGISTRATIONS

NAME OF WORK	REGISTRATION NO.	REGISTRATION DATE
Advanced Beauty Solutions website and web pages	TX-6-064-955	10/4/2004
Advanced Beauty Solutions brochure and literature	TX-6-064-956	10/4/2004
True Ceramic Pro – Live Ops (TCP5) infomercial and related master tapes	N/A	N/A

In exchange, CirTran agreed to: (i) make a cash payment in the amount of $1,125,000, (ii) reduce its $2,350,000 allowed general unsecured claim in the Bankruptcy Action by $750,000, leaving Purchaser with an allowed general unsecured claim in the amount of $1,600,000, (iii) the assumption of the Assumed Liabilities, and (iv) obligation to pay Seller $3.00 per True Ceramic Pro flat iron unit (a “Unit”) sold by Purchaser in accordance with Section 2.4(b) of the Purchase Agreement.

STIPULATION FOR ENTRY OF JUDGMENT

B.           CirTran delayed making royalty payments and defaulted under its obligations under the Purchase Agreement.  On March 9, 2007, ABS filed a First Complaint against CirTran.  Thereafter, a settlement was reached and CirTran acknowledged that it owed ABS $130,000 in royalties as of the first quarter of 2007 and agreed to pay ABS weekly payments of $12,500.  Based on said agreement, ABS dismissed the First Complaint.

C.           On September 8, 2008, the Bankruptcy Clerk entered CirTran’s default in the Adversary Action.

D.           On March 17, 2009, judgment was entered in favor of ABS and against CirTran in the amount of $1,808,233.20 in principal, $643.96 in interest, and $3,444.45 in costs.

E.           On March 17, 2010, the Bankruptcy Court issued a Turnover Order in favor of ABS ordering CirTran to turn over to ABS its Stock and Membership Interest Certificates.  On March 24, 2010, CirTran filed a Motion for Reconsideration, claiming that the Turnover Order exceeded state law statutory authority and claiming that CirTran no longer had possession of the stock certificates.  On April 21, 2010, the Bankruptcy Court granted the Motion for Reconsideration in part and denied it in part, by modifying the Turnover Order to direct turnover of the stock certificates to a levy officer rather than to ABS, and denying the request to reconsider the granting of the Turnover Motion.

I.           On August 13, 2010, the Court granted the Assignment Application in part and denied it in part, and ordered the assignment of the original copyright registrations but not the assignment of CirTran trademarks or patent rights (the “First Assignment Order”).  The First Assignment Order also enjoined CirTran from disposing of certain payments from each of its subsidiaries.

J.           On September 22, 2010, the Court entered a second Assignment Order (“Second Assignment Order”).  In the Second Assignment Order the Bankruptcy Court assigned to ABS CirTran’s interest in payments from all its named subsidiaries including CirTran Products, CirTran Beverage, and CirTran Products.  On October 12, 2010, Iehab Hawatmeh, as representative of CirTran, CirTran Beverage, CirTran Media and CirTran Products was personally served with the Assignment Order.

STIPULATION FOR ENTRY OF JUDGMENT

K.           On April 13, 2011, the Bankruptcy Court issued an Order to Show Cause Re: Civil Contempt by CirTran, CirTran Beverage, CirTran Products, CirTran Media and Iehab Hawatmeh (“OSC re: Contempt”) (Adversary Action docket No. 147).  The Court calendared an evidentiary hearing on the OSC re: Contempt to July 8, 2011.  The Bankruptcy Court has continued the OSC re: Contempt several times and it is currently calendared to October 27, 2011.

L.           On or about May 13, 2011, ABS filed a Motion for Attorneys’ Fees as the prevailing party on the Satisfaction Motion.  On July 11, 2011 the Bankruptcy Court granted the Motion for Attorneys’ Fees in part and awarded ABS $35,450.50 in attorneys’ fees incurred in ABS’s successful defense against CirTran’s Satisfaction Motion (“Attorneys’ Fee Judgment”).  On July 22, 2011, YA Global filed a Motion for Entry of an Order Clarifying and Staying Enforcement of the Court’s Attorney Fee Judgment.  On August 29, 2011, the Bankruptcy Court entered an order on YA Global’s Motion ordering ABS’s counsel to deposit and hold any funds in its trust account which were provided by CirTran in payment of the Attorney Fee Judgment, and to not disburse any such until December 1, 2011 or after.  The August 29, 2011 order further set a due date of December 1, 2011 for YA Global to conduct a foreclosure sale of its secured collateral under its financing arrangements with CirTran or ABS would be authorized to disburse the funds pursuant to its Chapter 11 Plan of Liquidation, confirmed by the Bankruptcy Court on November 7, 2006.  The order further provided that if such foreclosure sale was completed, that YA Global would retain its rights to seek turnover of such funds from ABS under YA Global’s financing arrangements with CirTran, and in accordance with the Uniform Commercial Code and other applicable law.

O.           The Parties have entered into a Forbearance Agreement dated February 1, 2012, wherein ABS agreed to forbear from exercising its remedies under the Judgments.  ABS is willing to forbear from exercising such remedies for the period set forth herein, provided that the CirTran Parties comply with the terms of that Forbearance Agreement and that the conditions set forth therein are met within the time periods required in that Agreement.

STIPULATION FOR ENTRY OF JUDGMENT

P.           This Stipulation for Entry of Judgment is entered into pursuant to that Forbearance Agreement and will be filed by ABS in the event of default of that Agreement by CirTran and the CirTran Parties, and upon their failure to cure the default.

Q.           CirTran hereby waives its due process rights to trial by court or jury, notice and hearing, motion for new trial, to appeal or otherwise seek to set aside or vacate the stipulated judgment.

R.           CirTran had the opportunity to consult with legal counsel of their choosing concerning their rights with respect to the form, content and meaning of this Stipulation for Entry of Judgment and the advisability of executing same.

S.           CirTran shall execute all other required documents, if any, necessary to have judgment entered by the Court in accordance with the terms of this Stipulation for Entry of Judgment.

T.           This Stipulation for Entry of Judgment and the attached and incorporated form of Judgment Pursuant to Stipulation, is intended by the Parties as the complete, integrated, and final expression of their agreement for entry of judgment.  This Stipulation for Entry of Judgment may only be amended by a writing executed by Plaintiff and Defendant.  No oral amendment, waiver, or other understanding with respect to the subject matter of this Stipulation for Entry of Judgment shall be enforceable.  This Stipulation for Entry of Judgment may be executed by the Parties in counterparts, all of which together shall be deemed to constitute a single, integrated document

II.           STIPULATION

IT IS HEREBY STIPULATED:

That Judgment be entered in favor of Advanced Beauty Solutions, LLC and against CirTran Corporation, a Nevada corporation in the amount of Twenty Thousand Dollars ($20,000) in the form of Judgment attached hereto as Exhibit “A.”

STIPULATION FOR ENTRY OF JUDGMENT

IN WITNESS HEREOF, the parties hereto have caused this Stipulation for Entry of Judgment to be entered into on the dates indicated below.

ADVANCED BEAUTY SOLUTIONS LLC
Dated: February ___, 2012	By: ____________________________ James Dodo Authorized Agent for Advanced Beauty Solutions, LLC, a California limited liability company
CIRTRAN CORPORATION
Dated: February ___, 2012	By: ____________________________ Iehab Hawatmeh Authorized Agent for CirTran Corporation

APPROVED AS TO FORM:

SHULMAN HODGES & BASTIAN LLP
Dated: February ___, 2012	By: ____________________________ James Bastian Samuel J. Romero Attorneys for Plaintiff, Reorganized Debtor, Advanced Beauty Solutions, LLC, a California limited liability company
KRUSE LANDA MAYCOCK & RICKS, LLC
Dated: February ___, 2012	By: ____________________________ James Kruse Attorneys for CirTran Corporation

STIPULATION FOR ENTRY OF JUDGMENT

Exhibit B

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, modified and supplemented and in effect from time to time, this “Agreement”) dated as of March 1, 2012, is made by CIRTRAN CORPORATION, a Nevada corporation (“Pledgor”), to ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company (“Secured Party”), with reference to the following:

A. On the date hereof, Secured Party and Pledgor entered into a Forbearance Agreement (“Forbearance Agreement”) in connection with the payment by Pledgor to Secured Party for: (1) a March 17, 2009 Judgment against Pledgor and in favor of the Secured Party in the amount of $1,808,233.20 in principal, $643.96 in interest, and $3,444.45 in costs entered in the action entitled Advanced Beauty Solutions, LLC v. CirTran Corporation, Adversary Case No. 1:08-ap-01363-GM (“Adversary Action”); and (2) a July 11, 2011 Judgment for attorneys’ fees against Pledgor and in favor of the Secured Party in the amount of $35,450.50 entered in the Adversary Action (referred to as the “Debt”).  Pledgor agreed in the Forbearance Agreement to pay the Secured Party the sum of $25,000.00 and $7,500 per month for 48 consecutive months, commencing on January 30, 2012, with the unpaid balance after reduction for the value of certain intellectual property rights and claims assigned by Pledgor to Secured Party as finally determined as provided in the Forbearance Agreement, due and payable on January 30, 2016.

B. Pledgor holds ownership interests in the entities listed in Exhibit A attached hereto and made a part of this Agreement (collectively, the “Pledged Entities”), which are the collateral for payment of the Debt, pursuant to the terms and conditions set forth in this Agreement, subject to the prior security interest of record in favor of YA Global Investments, L.P. (“YA Global”), and to that certain Subordination Agreement of even date between Pledgor and YA Global (together, the “Priority YA Global Lien”).  All of the rights and remedies of Pledgee are subject to the prior rights and remedies of YA Global pursuant to the Priority YA Global Lien.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I - GRANT OF SECURITY INTEREST; COLLATERAL

Section 1.1   Collateral.  As security for the full and punctual performance of Pledgor’s obligations under the Judgments (as defined in the Forbearance Agreement) (the “Secured Obligations”), Pledgor hereby grants, pledges, hypothecates, transfers, and assigns to Secured Party all of (i) Pledgor’s rights (including Pledgor’s right to vote), title, and interest in the Pledged Entities, (ii) Pledgor’s right, title, ownership, equity, or other interests in funds Pledgor receives from the Pledged Entities (collectively referred to as the “Pledged Interests”), whether now owned or hereafter acquired, now existing or hereafter arising and wherever located, all rights and benefits appurtenant thereto, and all proceeds thereof; and (iii) in and to all assets and personal property of Pledgor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Goods, Inventory, Equipment, Fixtures, Instruments, Documents, Accounts, Contracts and Contract Rights, Chattel Paper, Deposit Accounts, Money, Letters of Credit and Letter-of-Credit Rights, Commercial Tort Claims, Securities and all other Investment Property, General Intangibles, Farm Products, all books and records and information relating to any of the foregoing, all supporting obligations, and any and all Proceeds and products of any and all of the foregoing, and as more particularly described on Exhibit A attached hereto (collectively, the “Collateral”).

Pledge and Security Agreement ABS.doc	B-1

Section 1.2   Definitions.  As used herein, the following terms shall have the following respective meanings:

(a) “Distributions” means all dividends, distributions, sale and/or liquidation proceeds, cash, profits, instruments and other property and payments or economic benefits or interests to which Pledgors are entitled with respect to the Pledged Entities whether or not received by or otherwise distributed to Pledgors, whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed by the Pledged Entities in respect of operating profits, sales, exchanges, refinancing, condemnations or insured losses of any of the assets of the Pledged Entities, the liquidation of the Pledged Entities, their assets and affairs, management fees, guaranteed payments, repayment of loans; reimbursement of expenses or otherwise in respect of or in the Pledged Entities.

(b) “UCC” means the Uniform Commercial Code, as in effect from time to time in the State of California.

(c) Other terms used, but not defined herein, shall have the meanings ascribed to them on Exhibit B.

Section 1.3    Perfection of Security Interest; Further Acts.  Upon Secured Party’s written request, Pledgor shall promptly take such actions as may be reasonably required to perfect the security interest of Secured Party in the Collateral under applicable law.

Section 1.4           Acts of Secured Party.  Neither Secured Party nor any of Secured Party’s trustees, beneficiaries, heirs, successors or assigns, agents, employees, or counsel shall be liable for any action taken or omitted to be taken by such party or parties relative to any of the Collateral, except for such party’s or parties’ own gross negligence or willful misconduct.

Section 1.5            Custody of Collateral.  Secured Party shall not have any duty concerning the collection or protection of the Collateral or any income thereon or payments with respect thereto, or concerning the preservation of any rights pertaining thereto beyond exercising reasonable care with respect to the custody of any tangible evidence of the Collateral actually in its possession.

Section 1.6           Security Interest and Delivery.  Pledgor hereby grants to Secured Party a continuing security interest in the Collateral to secure prompt payment and performance by Pledgor of Pledgor’s obligations under the Forbearance Agreement.

ARTICLE II - POWERS OF PLEDGOR PRIOR TO AN EVENT OF DEFAULT

Section 2.1           Distributions; Exercise of Rights.  Until the occurrence of any uncured Event of Default (as defined in Section 4) and so long as any cash Distribution is not subject to the terms of the Forbearance Agreement, Pledgor shall be entitled to (a) receive cash Distributions allocable to the Collateral, and (b) exercise the voting, administration, management, and all other powers, rights, and duties of Pledgor with respect to the Pledged Entities’ operating agreement or bylaws, as applicable, subject to the priority rights of YA Global under the Priority YA Global Lien.  If Pledgor shall become entitled to receive or shall receive from the Pledged Entities, any non-cash Distribution as an addition to, on account of, in substitution of, or in exchange for the Collateral or any part thereof, the same shall be received and held by Pledgor in trust and as agent for Secured Party, subject to the priority rights of YA Global.

Pledge and Security Agreement ABS.doc	B-2

Section 2.2           Termination of Powers.  Upon the occurrence of a default that is continuing, all such powers, rights, and remedies of Pledgor, which are conditionally permitted pursuant to Section 2.1, shall cease and the provisions of Section 4 hereof shall apply, subject to the priority rights of YA Global under the Priority YA Global Lien.

ARTICLE III - REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

Pledgor hereby covenants with Secured Party, and represents and warrants to Secured Party, subject to the provisions of that certain Forbearance Agreement of even date between the parties and the Priority YA Global Lien and other liens, claims or encumbrances of record as of the date hereof, as follows:

Section 3.1           Ownership.  Pledgor is the owner of the Collateral and does not have outstanding options or rights or other agreements to acquire or sell or otherwise transfer all or any portion of the Collateral.

Section 3.2           Title to Collateral.  Title to the Collateral is subject to the Priority YA Global Lien and other liens and encumbrances of record for unpaid taxes, assessments and judgments.

Section 3.3            Collateral Documents.  The Collateral and all certificates, writings, papers, and documents relating to the Collateral are genuine and in all respects what they purport to be, and all information relating to the Collateral, including financial information, whether previously or in the future, is or will be true, complete, and correct in all material respects, and Pledgor expressly acknowledges that Secured Party is relying on such information.

Section 3.4           No Transfer.  Except pursuant to the Priority YA Global Lien and other liens of record as of the date hereof and except for the transfer affected by this Agreement and the Forbearance Agreement, Pledgor will not transfer the Collateral, or any portion thereof, or suffer or permit any transfer thereof to occur.

Section 3.5           Property of the Pledged Entities.  For those Pledged Entities in which Pledgor owns a controlling interest, Pledgor shall cause such Pledged Entities to make complete and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required by law and shall, upon request, provide Secured Party with documentation evidencing that such taxes, assessments, or contributions were paid.  Pledgor indemnifies Secured Party against any loss or liability suffered or incurred by Secured Party by reason of such taxes, assessments, or contributions.

Section 3.6           No Financing Statements.  Except for the Priority YA Global Lien and other liens of record as of the date hereof, financing statements filed or to be filed in favor of Secured Party as secured party, or such other financing statements expressly permitted with Secured Party’s prior written consent, which may be withheld in Secured Party’s sole discretion, there are not now, and will not in the future be, and Pledgor will not execute or permit, any financing statements under the UCC covering any or all of the Collateral, and no such financing statements are, or will be, filed in any public office.

Section 3.7           Inspection of Collateral.  Pledgor will permit Secured Party to have access to and inspect the Collateral and the books, records, and files of Pledgor and the Pledged Entities pertaining thereto, during normal business hours.

Pledge and Security Agreement ABS.doc	B-3

Section 3.7           Secured Party’s Right to Perform Acts.  Subject to the rights of YA Global pursuant to the Priority YA Global Lien, Pledgor authorizes Secured Party to perform any and all acts that Secured Party in good faith deems necessary for protection and preservation of the Collateral or its value, or Secured Party’s security interest therein, including but not limited to, immediately transferring upon request by Secured Party any Collateral into Secured Party’s own name.  Pledgor agrees to take such other actions and to execute and deliver such other writings, documents, notices, financing statements, and/or instructions as Secured Party shall deem necessary or desirable to perfect and maintain perfected Secured Party’s security interest in the Collateral.  Pledgor hereby appoints Secured Party, with full power of substitution, whether or not a default has occurred or is continuing hereunder, as attorney-in-fact of Pledgor for the purpose of carrying out of the provisions of this Agreement, dealing with, maintaining, or foreclosing Secured Party’s interest in the Collateral, and taking any action, pressing any claim, executing any instrument, and providing any endorsement that Secured Party may deem necessary or advisable to accomplish the purpose hereof, which appointment being coupled with an interest is irrevocable for the term hereof, all subject to the Prior YA Global Lien.

ARTICLE IV - EVENTS OF DEFAULT AND REMEDIES

Section 4.1            Events of Default.  An event of default shall occur and be continuing upon the occurrence of any of the following (“Event(s) of Default”):

(a) Pledgor fails to perform Pledgor’s obligations under the Forbearance Agreement and/or this Agreement;

(b) Any statement or representation made by Pledgor under the Forbearance Agreement or this Agreement is false when made in any material respect; and

(c) A petition in bankruptcy is filed by or against Pledgor, a receiver is appointed over the Collateral, or Pledgor makes an assignment for the benefit of creditors.

Section 4.2           Secured Party’s Remedies.  Upon the occurrence of an Event of Default, Secured Party may, at Secured Party’s option, and without notice, declare that the outstanding principal and all accrued interest are immediately due and payable, terminate any agreement for the rights granted under Section 2.1 above, and in addition to, and in furtherance of, all rights and remedies of a secured party under the UCC, any other statute or rules, and the Forbearance Agreement, subject to the Priority YA Global Lien, the Secured Party shall have the right to:

(a) effect the transfer of any or all of the Collateral, subject only to the provisions of the UCC and any other applicable statute that, in accordance with such statute, cannot be waived, in any one or more of the following ways;

(b) proceed by a suit or suits at law or in equity to foreclose all or any part of the security interests in the Collateral and sell the Collateral or any portion thereof, under a judgment or decree of a court of competent jurisdiction, retaining during the duration of such judicial enforcement all other rights with respect to the Collateral; and

(c) exercise all of the rights and remedies of a secured party under the UCC.

Section 4.3           Remedies Cumulative.  The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, or otherwise affected by, any circumstances or occurrence except as specifically provided in this Agreement.  The rights, powers, and remedies of Secured Party under this Agreement shall be cumulative and not exclusive of any other right, power, or remedy that Secured Party may have against Pledgor or any other person or entity pledging collateral pursuant to the Forbearance Agreement or existing at law or in equity or otherwise.  Secured Party’s rights, powers, and remedies may be pursued singly, concurrently, or otherwise, at such time and in such order as Secured Party may determine in Secured Party’s sole and absolute discretion.  Secured Party shall have no duty to exercise any of the aforesaid rights, powers, and remedies and shall not be responsible for any failure to do so or delay in so doing.

Pledge and Security Agreement ABS.doc	B-4

Section 4.4           Application of Collateral.  All proceeds from the sale of all or any portion of the Collateral, and all Distributions now or at any time hereafter received or retained by Secured Party pursuant to the provisions of this Agreement, shall be applied by Secured Party to the satisfaction of Pledgor’s obligations under the Forbearance Agreement in such order and priority as determined by Secured Party in its sole and absolute discretion and in accordance with applicable law.

Section 4.5           Preferences.  To the extent Pledgor makes a payment or payments to Secured Party, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, Pledgor’s obligations intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Secured Party.

ARTICLE V - MISCELLANEOUS PROVISIONS

Section 5.1           Further Assurances.  Pledgor hereby agrees to sign and deliver to Secured Party financing statements, continuation statements, and other documents, agreements, and instruments, in form acceptable to Secured Party, and do such further acts, as Secured Party may from time to time reasonably request or which are reasonably necessary to establish and maintain a valid and perfected security interest in the Collateral (and to pay any filing fees relative thereto) or to further assure or confirm Secured Party’s rights hereunder.  Without limiting the foregoing, Pledgor authorizes Secured Party, to the extent permitted by law, to file such financing statements and amendments thereto and continuations thereof relating to all or any part of the Collateral without the signatures of Pledgor (including, to the extent permitted by law, to file a photographic or other reproduction of this Agreement).

Section 5.2           No Release, Etc.  No delay or omission to exercise any remedy, right, or power accruing upon an Event of Default or an Event of Default shall impair any such remedy, right, or power or shall be construed as a waiver thereof, but any such remedy, right, or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of an Event of Default shall not be construed to be a waiver of any subsequent Event of Default or to impair any remedy, right, or power of Secured Party.  Any and all of Secured Party’s rights with respect to any Collateral shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding, among other things: (a) any renewal, extension, amendment, or modification of, or addition or supplement to, or deletion from, this Agreement or the Forbearance Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, delay, extension of time, indulgence, or other action or inaction under or in respect of this Agreement or Forbearance Agreement; (c) any exercise or non-exercise of any right, remedy, power, or privilege under or in respect of this Agreement or the Forbearance Agreement; (d) any sale, exchange, release, surrender, or substitution of, or realization upon, any Collateral (except to the extent otherwise specifically agreed to by Secured Party) or any other security held by Secured Party to secure the Indebtedness; (e) the furnishing to or acceptance by Secured Party of any additional security to secure the Indebtedness; or (f) any invalidity, irregularity, or unenforceability of all or any part of Pledgor’s obligations or of any security therefor.

Section 5.3           Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Pledge and Security Agreement ABS.doc	B-5

Section 5.4           Modification; Waiver in Writing.  No modification, amendment, extension, discharge, termination, or waiver of any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on Pledgor shall entitle Pledgor to any other or future notice or demand in the same, similar, or other circumstances.

Section 5.5           Number and Gender.  All references to sections and exhibits are to sections and exhibits in or to this Agreement unless otherwise specified.  Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section, or other subdivision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.6           Headings, Etc.  The headings and captions of various paragraphs of this Agreement are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.7           Counterparts.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 5.8           Entire Agreement.  This Agreement, the exhibits attached hereto, and the Forbearance Agreement embody the final, entire agreement of Pledgor and Secured Party with respect to Pledgor’s obligations and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof.  This Agreement is intended by Pledgor and Secured Party as a final and complete expression of the terms of the Agreement, and no course of dealing between Pledgor and Secured Party, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Agreement.  There are no oral agreements between Pledgor and Secured Party.

Section 5.9           Waiver of Right to Trial by Jury.  PLEDGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  SECURED PARTY IS. HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PLEDGOR.

Pledge and Security Agreement ABS.doc	B-6

Section 5.10         Successors and Assigns.  This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, except that Pledgor, unless otherwise expressly provided in the Forbearance Agreement and this Agreement and then only to the extent provided therein, shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Secured Party.  Secured Party shall have the right to assign its interest in this Agreement and all rights and remedies of Secured Party hereunder shall inure to the benefit of Secured Party and its participants, successors and assigns.  Neither this Agreement nor anything set forth herein is intended to, nor shall it, confer any rights on any person or entity other than the parties hereto and all third party rights are expressly negated.

Section 5.11         Notices. All notices, consents, approvals, or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, or (ii) express overnight delivery service and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day following the date of deposit with the delivery service, if delivered by express overnight delivery service.  Notices shall be provided to the parties and addresses specified in the introductory paragraph of this Agreement or to such other address as such Pledgor or Secured Party, as the case may be, shall in like manner designate in writing.

Section 5.12        Termination.  Upon the indefeasible payment and performance in full of Pledgor’s obligations to Secured Party, this Agreement shall terminate and upon Secured Party’s execution and delivery to Pledgor of documents prepared by Pledgor and acceptable to Secured Party, which shall, upon such execution and delivery, terminate Secured Party’s lien on the Collateral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

PLEDGOR:

CirTran Corporation, a Nevada corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: Chief Executive Officer

Pledge and Security Agreement ABS.doc	B-7

EXHIBIT A

PLEDGED ENTITIES

Name	Percentage Interest Owned by Pledgor
Racore Network, Inc., a Utah corporation	100%
Racore Technology Corporation, a Utah corporation	100%
CirTran Corporation, a Utah corporation	100%
CirTran- Asia, Inc., a Utah corporation	100%
CirTran Beverage Corp., a Utah corporation	100%
CirTran Media Corp., a Utah corporation	100%
CirTran Online Corp., a Utah corporation	100%
CirTran Products Corp., a Utah corporation	100%*

Pledge and Security Agreement ABS (12-01-11).doc	B-8

EXHIBIT B

DEFINITION OF COLLATERAL

For the purpose of securing prompt and complete payment and performance by the Pledgor of all of the Obligations, Pledgor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following “Collateral” of the Pledgor (all capitalized terms used herein and not defined in the Agreement shall have the respective meaning’s ascribed thereto in the UCC):

All personal property of Pledgor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1. Goods;

2. Inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Pledgor’s business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3. Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Pledgor (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Pledgor, and used or acquired for use in the business of the Pledgor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4. Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5. Instruments (including promissory notes);

6. Documents;

7. Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Pledgor from whatever source arising; all rights of Pledgor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Pledgor in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Pledgor as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

Pledge and Security Agreement ABS (12-01-11).doc	B-9

8. Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9. Chattel Paper (whether tangible or electronic);

10. Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11. Money, cash and cash equivalents;

12. Letters-of-Credit and Letter-of-Credit Rights (whether or not such Letter-of-Credit is evidenced by a writing);

13. Commercial Tort Claims;

14. Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether-or not controlled by the Pledgor);

15. General Intangibles, including, without limitation, all Payment Intangibles and Intellectual Property, tax refunds and other claims of the Pledgor against any governmental authority, and all choses in action, insurance proceeds, goodwill customer lists, formulae, permits, research and literary rights, and franchises.

16. Farm Products;

17. All books and records and information (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing and/or to the operation of the Pledgor’s business, and all rights of access to such books .and records, and information, and all property in which such books and records, and information are stored, recorded and maintained.

18. To the extent not already included above, all Supporting Obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

Pledge and Security Agreement ABS (12-01-11).doc	B-10

Exhibit C

TRADEMARK ASSIGNMENT

WHEREAS, CIRTRAN CORPORATION (the “Assignor”), a Nevada corporation, is using certain trademarks in conjunction with its business, including but not limited to the trademarks and registrations thereof set forth in Schedule A attached hereto (all hereinafter collectively referred to as the “Trademarks”);

WHEREAS, ADVANCED BEAUTY SOLUTIONS, LLC (the “Assignee”), a California limited liability company, is desirous of acquiring the entire right, title and interest in and to said Trademarks, including the right to bring actions for infringement of said Trademarks occurring prior to the date of this Assignment; and

WHEREAS, Assignor wishes to herein memorialize said assignment, transfer and sale of the Trademarks to Assignee.

NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN, be it known that for good and valuable consideration set forth in the Forbearance Agreement entered into between Assignor and Assignee as of March 1, 2012, the receipt and legal sufficiency of which is hereby acknowledged, subject to the terms of that certain Order Pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy Code (the “Sale Order”), the Assignor has sold, assigned and transferred, and by these presents does sell, assign and transfer unto the Assignee, the entire right, title and interest in and to the Trademarks, and in and to all of the goodwill of the business appurtenant thereto, together with all claims for damages by reason of past or current infringement of same, with the right to sue for and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives.

AND, the Assignor hereby requests the United States Commissioner of Patents and Trademarks (the “Commissioner”), as well as his or her foreign counterparts in the foreign jurisdictions which exercise authority over any of the Trademarks to record this Trademark Assignment. The Assignor hereby further requests the Commissioner and his or her foreign counterparts to issue any and all registrations resulting from applications to register the Trademarks resulting from applications among the Trademarks or derived therefrom to Assignee as assignee of the entire interest.

AND, the Assignor hereby warrants only against claims arising by, through or under Assignor and covenants that pursuant to the Sale Order, it has full right to convey the entire interest herein assigned, and that the Assignor has not executed, and will not execute, any agreement inconsistent herewith.

ASSIGNEE AGREES AND ACKNOWLEDGES THAT THE TRADEMARKS ARE CONVEYED “AS IS” AND WITHOUT WARRANTY OF ANY KIND NOT EXPRESSLY SET FORTH HEREIN.  ASSIGNOR EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED ON TRADEMARKS, INCLUDING BUT NOT LIMITED TO, NONINFRINGEMENT OF THIRD PARTY RIGHTS, AND ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  ASSIGNOR DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE INTELLECTUAL PROPERTY WILL MEET ASSIGNEE’S REQUIREMENTS, OR THAT THE OPERATION OF THE INTELLECTUAL PROPERTY WILL BE UNINTERRUPTED OR ERROR-FREE.

Trademark Assignment ABS.doc	C-1

NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY ASSIGNOR OR AN AUTHORIZED REPRESENTATIVE TO ASSIGNEE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE LIMITED WARRANTY SET FORTH HEREIN.  ASSIGNEE ACCEPTS THE RISKS OF USE AND EXCEPT AS OTHERWISE STATED HEREIN, SUCH RISKS FALL SOLELY ON ASSIGNEE.

ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ASSIGNOR DOES NOT WARRANT THAT THE TRADEMARKS ARE FREE OF CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT BY ANY THIRD PARTY.  ASSIGNOR HEREBY DISCLAIMS ANY SUCH WARRANTY OR INDEMNIFICATION AGAINST TRADEMARK INFRINGEMENT(S).  NOTWITHSTANDING THE ABOVE DISCLAIMER BY ASSIGNOR, ASSIGNOR AND ITS AGENTS AND EMPLOYEES REPRESENT THAT THEY HAVE NO KNOWLEDGE OF ANY TRADEMARK INFRINGEMENT CLAIM(S) BY ANY THIRD PARTY.

AND, the Assignor, for itself and its successors and assigns, hereby covenants and agrees that at any time and from time to time forthwith upon the request of the Assignee, the Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers and assurances as may be reasonably required by the Assignee in order to assign, transfer, set over and convey unto, and vest in, the Assignee, its respective successors and assigns, any and all of the Trademarks, and to put the Assignee in actual possession and operating control thereof, to assist the Assignee in exercising all rights with respect thereto and to assure the Assignee of the full benefits thereof.

AND, the Assignor hereby constitutes and appoints the Assignee and its successors and assigns as its true and lawful attorneys in fact in connection with the transactions contemplated by this instrument, with full power of substitution to demand and receive, in the name and stead of the Assignor but on behalf of and for the benefit of the Assignee and its successors and assigns, any and all of the trademarks hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Assignor or otherwise, for the benefit of the Assignee or its successors and assigns, proceedings at law, in equity, or otherwise, which the Assignee or its successors or assigns deem proper in order to collect or reduce to possession or endorse any of the Trademarks, and to do all acts and things in relation to such trademarks that the Assignee or its successors or assigns reasonably deem desirable.

In the event that any provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending item or provision in any other situation or in any other jurisdiction.

This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Assignor and the Assignee. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and permitted assigns.

Trademark Assignment ABS.doc	C-2

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law.

IN TESTIMONY WHEREOF, the Assignor has caused this Assignment to be executed by its duly authorized representative on March 1, 2012.

ADVANCED BEAUTY SOLUTIONS, LLC

By: /s/ Jason Dodo
Name: Jason Dodo
Title: Manager

CIRTRAN CORPORATION

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

Trademark Assignment ABS.doc	C-3

CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF ___________________)
  ) SS.
COUNTY OF _________________)

I, ____________________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that_________________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified company, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company, with authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of December, 2011.

_____________________________________________________________________________
Notary Public
Commission Expires: ____________________________________________________________

STATE OF ___________________)
  ) SS.
COUNTY OF _________________)

I, ____________________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that_________________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified company, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company, with authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of December, 2011.

_____________________________________________________________________________
Notary Public
Commission Expires: ____________________________________________________________

Trademark Assignment ABS.doc	C-4

SCHEDULE A TO TRADEMARK ASSIGNMENT

TRADEMARK REGISTRATIONS

Country	Mark	Date Filed	Date Registered	Serial/Registration Number
United States	True Ceramic Pro	4-9-2004	n/a	78/399698
International	True Ceramic Pro	10-13-2004	10-13-2004	0861761

Trademark Assignment ABS.doc	C-5

Exhibit D

CLAIM ASSIGNMENT

WHEREAS, CIRTRAN CORPORATION (the “Assignor”), a Nevada corporation, is holder of an allowed general unsecured claim in the amount of $1,600,000 in the Chapter 11 bankruptcy action filed in Bankruptcy Court of the Central District of California by Advanced Beauty Solutions, LLC entitled In re Advanced Beauty Solutions, LLC, Case No. 1:06-bk-10076-GM (the “Bankruptcy Action”);

WHEREAS, ADVANCED BEAUTY SOLUTIONS, LLC (the “Assignee”), a California limited liability company, is desirous of acquiring the entire right, title and interest in CirTran’s right to payment of its general unsecured claim in the Bankruptcy Action in connection with a Forbearance Agreement with Assignor of this same date; and

WHEREAS, Assignor wishes to herein memorialize said assignment, transfer and sale of the right to payment to Assignee.

NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN, be it known that for good and valuable consideration set forth in the Forbearance Agreement entered into between Assignor and Assignee as of March 1, 2012, the receipt and legal sufficiency of which is hereby acknowledged, subject to the terms of that certain Order Pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy Code, the Assignor has sold, assigned and transferred, and by these presents does sell, assign and transfer unto the Assignee, the entire right, title and interest in and to the Assignor allowed unsecured claim in the Bankruptcy Action against the estate of ABS to the extent of the balance due under the Forbearance Agreement, after adjustment for the value of the intellectual property assigned pursuant to the Forbearance Agreement. Any distribution on such creditor claim in excess of the permitted amounts due pursuant to the Forbearance Agreement shall be paid to CirTran. If ABS shall receive any distribution in excess of the permitted amounts due to ABS pursuant to this Claim Assignment, the same shall be received and held by ABS in trust and as agent for CirTran, and ABS shall, without notice or demand from CirTran, immediately, but in any event within five business days after receipt, pay the entire amount of such excess to CirTran.

AND, the Assignor hereby conveys the claim and interest assigned hereby “as is” and without representation or warranty as to enforceability, validity or efficacy against any third party and warrants and represents only against claims arising by, through or under it, that it has full right to convey the entire interest herein assigned, and that the Assignor has not executed, and will not execute, any agreement inconsistent herewith.

AND, the Assignor, for itself and its successors and assigns, hereby covenants and agrees that at any time and from time to time forthwith upon the request of the Assignee, the Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers and assurances as may be reasonably required by the Assignee in order to assign, transfer, set over and convey unto, and vest in, the Assignee, its respective successors and assigns, any and all of the right to payment in the Bankruptcy Action, and to assist the Assignee in exercising all rights with respect thereto and to assure the Assignee of the full benefits thereof.

Claim Assignment ABS.doc	D-1

In the event that any provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending item or provision in any other situation or in any other jurisdiction.

This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Assignor and the Assignee. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and permitted assigns.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law.

IN TESTIMONY WHEREOF, the Assignor has caused this Assignment to be executed by its duly authorized representative on March 1, 2012.

ADVANCED BEAUTY SOLUTIONS, LLC

By: /s/ Jason Dodo
Name: Jason Dodo
Title: Manager

CIRTRAN CORPORATION

By: /s/ Iehab J. Hawatmeh
Name: Iehab J. Hawatmeh
Title: President

Claim Assignment ABS.doc	D-2

CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF ___________________)
  ) SS.
COUNTY OF _________________)

I, ____________________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that_________________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified company, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company, with authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of December, 2011.

_____________________________________________________________________________
Notary Public
Commission Expires: ____________________________________________________________

STATE OF ___________________)
  ) SS.
COUNTY OF _________________)

I, ____________________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that_________________________________________, personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as a free act and deed on behalf of the identified company, ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company, with authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this _____ day of December, 2011.

_____________________________________________________________________________
Notary Public
Commission Expires: ____________________________________________________________

Claim Assignment ABS.doc	D-3

Exhibit E

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is made as of March 1, 2012, by and between YA GLOBAL INVESTMENTS, L.P., a Cayman Island exempt limited partnership (“YA Global”), and ADVANCED BEAUTY SOLUTIONS, LLC, a California limited liability company (“ABS”, and together with YA Global, collectively, the “Creditors”).

WITNESSETH

WHEREAS, YA Global has entered into a certain Forbearance Agreement and Amendment of even date herewith (the “YA Global Forbearance Agreement”) with CirTran Corporation, a Nevada corporation (the “Borrower”), and the Borrower’s subsidiaries Racore Network, Inc., CirTran - Asia, Inc., CirTran Beverage Corp., CirTran Media Corp., CirTran Online Corp., CirTran Products Corp., and CirTran Corporation, each a Utah corporation (collectively, together with the Borrower and Iehab Hawatmeh, the “Obligors”);

WHEREAS, pursuant to the Financing Documents (as defined in the YA Global Forbearance Agreement), YA Global is the holder of security interests in and to, and liens upon, all assets of the Obligors (collectively, the “Senior Liens”);

WHEREAS, ABS has entered into a certain Forbearance Agreement of even date herewith (the “ABS Forbearance Agreement”) with the Borrower and, for the limited and express purposes set forth in the ABS Forbearance Agreement, CirTran Beverage Corp., CirTran Media Corp., CirTran Products Corp., and Iehab Hawatmeh;

WHEREAS, pursuant to the Pledge and Security Agreement (as defined in the ABS Forbearance Agreement), ABS is the holder of security interests in and to, and liens upon, all assets of the Borrower (collectively, the “Junior Liens”);

WHEREAS, it is a condition precedent to YA Global’s agreement to forbear under the YA Global Forbearance Agreement that ABS enter into this Agreement;

WHEREAS, it is a condition precedent to ABS’s agreement to forbear under the ABS Forbearance Agreement that YA Global enter into this Agreement; and

WHEREAS, the Creditors desire to enter into this Agreement to set forth their respective understanding with respect to priority of their respective security interests and liens.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between YA Global and ABS as follows:

Subordination Agreement ABS.doc	E-1

1. Any and all obligations and liabilities of the Obligors to ABS, including, without limitation, those more particularly described in the ABS Forbearance Agreement (collectively, the “Subordinated Indebtedness”), shall be and hereby are subordinated and the payment thereof is deferred until the full, final, and indefeasible payment in good and collected funds of the Obligations (as defined in the YA Global Forbearance Agreement).  Notwithstanding the foregoing, until the occurrence of a Termination Event (as defined in the YA Global Forbearance Agreement), ABS shall be entitled to receive the regularly scheduled payments set forth in the ABS Forbearance Agreement (as in effect on the date hereof) free and clear of YA Global’s senior lien but subject to paragraph 11 herein.  From and after the occurrence of a Termination Event, ABS agrees that no payments may be received from the Obligors with respect to the Subordinated Indebtedness unless such Termination Event is cured, or waived by YA Global in writing, or the Obligations are fully, finally, and indefeasibly paid.  Any payments or proceeds received by ABS with respect to the Subordinated Indebtedness after the occurrence of a Termination Event or in excess of the amounts expressly permitted pursuant to this paragraph, shall be held by ABS in trust for the benefit of YA Global and ABS agrees to promptly forward all such funds to YA Global in the same form received from the Obligors and with all necessary endorsements thereon.  Unless and until the Obligations are fully, finally, and indefeasibly paid, ABS agrees it will not take any action of any kind to accelerate, collect, demand, or enforce payment of the Subordinated Indebtedness.

2. Notwithstanding the order of creation, attachment, perfection, or the ordering of the filing of any financing statements, continuation statements, or other instruments to reflect or evidence the Senior Liens and the Junior Liens, the Senior Liens shall, in any event, be senior to the Junior Liens and any other interest granted to, or created in favor of, ABS with respect to the assets of the Obligors to secure the Subordinated Indebtedness.

3. Upon the occurrence and during the existence of any Termination Event, or in the event of commencement of secured party sale, foreclosure, or comparable proceedings in connection therewith, YA Global and ABS hereby agree that:

a. YA Global shall have the exclusive right to sell, transfer, or otherwise dispose of the assets of the Obligors as provided in the Financing Documents and applicable law, and to foreclose on the Senior Liens in the manner deemed appropriate by YA Global.

b. ABS hereby expressly agrees that in the event of a sale or other disposition of any of the assets of the Obligors upon terms which YA Global shall determine to be commercially reasonable, ABS shall not interfere with, delay, or obstruct such sale or other disposition, and agrees to cooperate with YA Global, and to provide such consents and other documentation as YA Global may request in connection therewith.

c. Each of the parties agrees that during the term of this Agreement it will not exercise its rights to require any other party to marshal the assets of the Obligors.

4. ABS hereby agrees that YA Global shall have the authority and permission of ABS to release, discharge, or dissolve the Junior Liens to the extent necessary in connection with any secured party sale, foreclosure, or other disposition of all or part of the assets of the Obligor.

Subordination Agreement ABS.doc	E-2

5. In the event (a) any voluntary or involuntary case or proceeding under any bankruptcy law with respect to a Obligor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to a Obligor, or with respect to any of such Obligor’s assets, (c) any liquidation, dissolution, reorganization or winding up of a Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of a Obligor (each, an “Insolvency Proceeding”), is commenced by or against any of the Obligors:

a. ABS hereby agrees that it shall not, until the actual full, final, and indefeasible payment of the Obligations (irrespective of whether the Obligations are scheduled to be paid in full as part of an applicable insolvency or bankruptcy proceeding):

i. seek any relief from, or modification of, the automatic stay as provided in §362 of the Bankruptcy Code (as defined below) or seek or accept any form of “adequate protection” under any or all of §362, §363, or §364 of the Bankruptcy Code, except replacement liens and super-priority administrative expense claims for diminution of value (the “Priority Claims”), which liens and Priority Claims shall be subordinated to the Senior Liens and any similar Priority Claims granted to YA Global in accordance with, and subject to, the terms of this Agreement;

ii. seek to appoint a trustee or examiner under §1104 of the Bankruptcy Code or to convert (or support any other person in converting) such case or proceeding under §1112 of the Bankruptcy Code, in each case without the prior written consent of YA Global; provided that if YA Global seeks such aforementioned relief, ABS hereby irrevocably consents thereto and shall join in any such motion or application seeking such relief if requested by YA Global;

iii. oppose or object (or support any other person in opposing or objecting) to any “adequate protection” sought by or granted to YA Global;

iv. oppose or object (or support any other person in opposing or objecting) to the use of any assets of the Obligors constituting cash collateral by any of the Obligors, unless YA Global shall have opposed or objected to such use of such cash collateral;

v. oppose or object (or support any other person in opposing or objecting) to any financing obtained by an Obligor during any Insolvency Proceeding or otherwise pursuant to any Bankruptcy Law (as defined below), including any such financing obtained by an Obligor under §364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any of the Obligations or the obligations owed to ABS under §363 of Bankruptcy Code, in each case or any similar provision of any Bankruptcy Law (a “Post-Petition Financing”) provided by YA Global, provided, that such Post-Petition Financing is in such amounts and on such terms and conditions as are consistent with the Financing Documents and this Agreement (provided, further, that YA Global may charge an interest rate and such fees as are customary and commercially reasonable under such circumstances) and (A) with respect to each such Post-Petition Financing constituting a refinancing of the entire amount of the Obligations, liens securing such Post-Petition Financing shall be the Senior Liens and, therefore, the Junior Liens shall be junior and subordinate to such security interests and liens to the same extent as provided for herein, and (B) with respect to each such Post-Petition Financing which does not constitute a refinancing of all Obligations outstanding immediately prior to the commencement of Insolvency Proceeding, to the extent the security interests and liens securing the Obligations are subordinated to (or pari passu with) the security interests and liens securing such Post-Petition Financing, the Junior Liens shall be junior and subordinate to such security interests and liens securing such Post-Petition Financing and such Obligations, provided, however, that in connection with any such Post-Petition Financing, ABS shall have received as adequate protection of its interests a replacement lien in post-petition assets of any of the Obligors which shall be junior and subordinate to all security interests and liens granted to YA Global, whether pursuant to the Post-Petition Financing or otherwise with the same priorities afforded the security interests in and to, and liens upon, the assets of the Obligors granted to, or created in favor of, ABS pursuant to this Agreement;

Subordination Agreement ABS.doc	E-3

vi. object (or support any other person in objecting) to (A) the amount of the Obligations allowed or permitted to be asserted under any Bankruptcy Law or (B) the extent to which the Obligations are deemed secured claims, including under §506(a) of the Bankruptcy Code;

vii. oppose or object (or support any other person in opposing or objecting) to any protection provided to YA Global, including any form of adequate protection under §362, §363, or §364 of the Bankruptcy Code and the payment of amounts equal to interest and expenses allowed under §506(b) and (c) of the Bankruptcy Code to YA Global; and

viii. ABS waives any claim in respect of the obligations owed to it by the Borrower it may now or hereafter have arising out the election of YA Global, in an Insolvency Proceeding, of the application of §1111(b) of the Bankruptcy Code.

b. YA Global agrees not to oppose or object (or support any other person in opposing or objecting) to any “adequate protection” sought by or granted to ABS, provided that such “adequate protection” is junior and subordinate to all liens or other forms of “adequate protection” granted to YA Global and is subject to the same priorities afforded the security interests and liens granted to ABS pursuant to this Agreement.  YA Global shall not object (or support any other person in objecting) to (i) the amount of the obligations owed by the Borrower to ABS allowed or permitted to be asserted under any Bankruptcy Law, or (ii) the extent to which the obligations owed by the Borrower to ABS are deemed secured claims, including under §506(a) of Bankruptcy Code.

For the purposes of this Paragraph 5,“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C §§ 101 etseq.), and “Bankruptcy Law” shall mean the Bankruptcy Code, or any similar federal, state, or foreign requirement of law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshaling of the assets and liabilities of the Obligors, or any similar law relating to or affecting the enforcement of creditors’ rights generally.

6. If ABS shall receive any check, draft, or other payment or funds with respect to which it is named as payee, and such check, draft, or other payment or funds represents insurance proceeds of the assets of the Obligors, ABS shall hold the same in trust for YA Global and shall promptly deliver such check, draft, or other payment or funds to YA Global in the form received and with all necessary endorsements thereon.

Subordination Agreement ABS.doc	E-4

7. YA Global agrees that upon execution of the ABS Forbearance Agreement (as such term is defined in the ABS Forbearance Agreement), YA Global (a) shall release its liens and security interests in and to the trademarks specifically listed on Exhibit “1” attached hereto and incorporate herein by reference, and (b) authorizes ABS to file a UCC-3 partial release in the form attached hereto as Exhibit “2” in the appropriate filing office therefor.  ABS represents and warrants that it has the right to litigate, resolve, and settle any claims of its bankruptcy Estate, including but not limited to, Post-Confirmation Estate Claims; and that such claims are vested solely in it as of November 6, 2007, without the necessity of further Court order, and that its settlement with CirTran as set forth in this Agreement is duly authorized.  It is expressly understood that if Bankruptcy Court approval of this Agreement becomes manifest or is manifest, that (1) ABS shall seek approval of this Agreement in the Bankruptcy Court, and (2) this Agreement, the ABS Forbearance Agreement, the Pledge and Security Agreement, the Trademark Agreement, the Claim Assignment Agreement, and the Stipulation for Judgment shall become void upon the failure by ABS to receive Bankruptcy Court approval of the Agreement within forty-five days after written notice of the grounds for the requirement of Bankruptcy Court approval is provided to ABS by either CirTran or YA Global or YA Global’s assignee.

8. Unless and until the Obligations are fully, finally, and indefeasibly paid, ABS agrees it will not, directly or indirectly, take any action to exercise or enforce any of its rights or remedies (including, without limitation, any rights under the Junior Lien) against, or to foreclose or otherwise realize on, any assets of the Obligors.

9. If, at any time after the full, final, and indefeasible payment of the Obligations, any payments made on account of the Obligations must be disgorged by YA Global for any reason (including, without limitation, the bankruptcy of any one or more of the Obligors), this Agreement and the relative rights and priorities set forth herein shall be automatically reinstated.

10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties hereto further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Agreement, provided, however, that nothing herein shall prevent YA Global from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the assets of the Obligors and/or the Obligors in any other jurisdiction in which the assets of the Obligors and/or the Obligors may be located.  THE PARTIES HERETO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

Subordination Agreement ABS.doc	E-5

12. This Agreement expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.  This Agreement may be amended only by written instrument signed by YA Global and ABS.

13. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, provided, however, that YA Global agrees that if the Obligors are in default of their payment obligations under the ABS Forbearance Agreement and if YA Global sells, assigns, conveys, or otherwise transfers the Senior Liens to an Obligor, or to any party directly or indirectly owned or controlled by an Obligor, or which is acquiring the Senior Liens in active participation with an Obligor, without requiring such party to first cure the payment defaults under the ABS Forbearance Agreement, then ABS shall have the right, but not the obligation, to immediately terminate the standstill and/or forbearance provisions set forth in Section 1 of this Agreement and ABS shall be entitled to take all appropriate action to accelerate, demand, collect, or enforce payment of the Subordinated Indebtedness.  The termination of the standstill/forbearance provisions of Section 1 of this Agreement shall not affect, modify, or alter the other provisions of this Agreement, including, without limitation, the priority of the Senior Liens over the Junior Liens and YA Global’s rights in connection with the same, all as set forth in this Agreement.  For the avoidance of doubt, an assignment of all or part of the Senior Liens shall not give ABS any right to terminate the standstill/forbearance provisions of Section 1 of this Agreement, and such provisions will remain in full force and effect, if such assignment is (a) to a subsidiary or affiliate of YA Global or an existing investor in YA Global (determined as of the date hereof), (b) to any party other than the Obligors, or a party directly or indirectly owned or controlled by the Obligors, or who is acquiring the Senior Liens in active participation with the Obligors, or (c) made at a time when there is then no existing payment default under the ABS Forbearance Agreement.

[Remainder of Page Intentionally Left Blank]

Subordination Agreement ABS.doc	E-6

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

YA GLOBAL INVESTMENTS, L.P.,
a Cayman Island exempt limited partnership

By:         Yorkville Advisors, LLC,
its Investment Manager

By: /s/ Troy Rillo
Name: Troy Rillo
Title: Sr. Managing Director

ADVANCED BEAUTY SOLUTIONS, LLC,
a California limited liability company

By: /s/ Jason Dodo
Name: Jason Dodo

Subordination Agreement ABS.doc	E-7

EXHIBIT “1” TO SUBORDINATION AGREEMENT

TRADEMARK REGISTRATIONS

Country	Mark	Date Filed	Date Registered	Serial/Registration Number
United States	True Ceramic Pro	4-9-2004	n/a	78/399698
International	True Ceramic Pro	10-13-2004	10-13-2004	0861761
United States	True Ceramic Pro	4-9-2004	7-1-2008	78/979167

EXHIBIT “2” TO SUBORDINATION AGREEMENT

Form UCC-3 Partial Release

(See Attached)

Subordination Agreement ABS.doc	E-8